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                                                                  EXHIBIT 24.2

                    [NORTHWEST PIPELINE CORPORATION LOGO]



                 I, the undersigned, DAVID M. HIGBEE, Secretary of NORTHWEST PIPELINE CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), do hereby certify that at a meeting of the Board of Directors of the Corporation, duly convened and held on August 25, 1995, at which a quorum of said Board was present and acting throughout, the following resolutions were duly adopted:

                                  RESOLVED that the officers of the Corporation
                 be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a shelf Registration Statement on Form S-3, and all amendments and supplements thereto and all required exhibits and documents in connection therewith, and the Prospectus contained therein, and all amendments or supplements thereto (the "Registration Statement"), with respect to Debt Securities with an initial offering price not to exceed one hundred million dollars ($100,000,000), and to do, or cause to be done, all such other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable and proper in order to effect such filing or in order that such Registration Statement and any such amendment or amendments may become effective and may remain in effect as long as shall be required.

                                  RESOLVED that the form of power of attorney
                 submitted to this meeting for use in connection with the execution and filing, for and on behalf of the Corporation, of the Registration Statement and any such amendments thereto referred to in the preceding resolution, is hereby approved, and the Chairman of the Board, the President or any Vice President of the Corporation is hereby authorized to execute said power of attorney in the form so presented for and on behalf of the Corporation.

                 I further certify that the foregoing resolutions have not been modified, revoked or rescinded and are in full force and effect.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of NORTHWEST PIPELINE CORPORATION this 8th day of September, 1995.



                                         /s/ David M. Higbee
                                         -----------------------------
                                             David M. Higbee
                                                Secretary


(CORPORATE SEAL)